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                                                                      EXHIBIT 11


                          WEINGARTEN REALTY INVESTORS
                   COMPUTATION OF EARNINGS PER COMMON SHARE
               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            Three Months     Six Months Ended
                                            Ended June 30,        June 30,
                                           ---------------   ----------------
                                           1996      1995     1996      1995
                                           ----      ----     ----      ----

SIMPLE EARNINGS PER SHARE:
  Weighted Average Common Shares
   Outstanding                             26,544    26,423   26,545    26,396
                                          =======   =======  =======   =======
    Simple Earnings Per share             $   .48   $   .41  $   .96   $   .84
                                          =======   =======  =======   =======

PRIMARY EARNINGS PER SHARE (NOTE A):
  Weighted Average Common Shares
   Outstanding                             26,544    26,423   26,545    26,396
  Shares Issuable from Assumed
   Conversion of Common Share Options
   Granted and Outstanding                     30        33       37        53
                                          -------   -------  -------   -------
  Weighted Average Common Shares
   Outstanding, as Adjusted                26,574    26,456   26,582    26,449
                                          =======   =======  =======   =======

    Primary Earnings Per Share            $   .48   $   .41  $   .96   $   .84
                                          =======   =======  =======   =======

FULLY DILUTED EARNINGS PER SHARE (NOTE
 A):
  Weighted Average Common Shares
   Outstanding                             26,544    26,423   26,545    26,396
  Shares Issuable from Assumed
   Conversion of  Common Share Options
   Granted and Outstanding                     63        33       63        53
                                          -------   -------  -------   -------
  Weighted Average Common Shares
   Outstanding, as Adjusted                26,607    26,456   26,608    26,449
                                          =======   =======  =======   =======

    Fully Diluted Earnings Per Share      $   .48   $   .41  $   .96   $   .84
                                          =======   =======  =======   =======
EARNINGS FOR SIMPLE, PRIMARY AND FULLY
 DILUTED COMPUTATION:

  Earnings                                $12,910   $10,931  $25,535   $22,295
                                          =======   =======  =======   =======

- ----------
Note A: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.